EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-70085, 333-88038, 333-118559 and 333-134728 on Form S-3 and Registration Statements No. 333-68755, 333-69385, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333-113399, 333-113595, 333-115983, 333-121284, 333-121285, 333-121286, 333-123356, 333-129676, 333-129679 and 333-130209 on Form S-8 of our reports dated December 11, 2006, relating to the consolidated financial statements and financial statement schedule of Conexant Systems, Inc. (which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-based Payment”), and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 29, 2006.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
December 11, 2006